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                                                                    EXHIBIT p.11
                                 CODE OF ETHICS
                          VEREDUS ASSET MANAGEMENT LLC

I.    STATEMENT OF GENERAL PRINCIPLES

      This Code of Ethics has been adopted by Veredus Asset Management LLC (the "Adviser") for the purpose of instructing all employees, officers, directors and members of the Adviser in their ethical obligations and to provide rules for their personal securities transactions. All such employees, officers, directors and members owe a fiduciary duty to the Adviser's clients (the "Clients"). A fiduciary duty means a duty of loyalty, fairness and good faith towards Clients, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

      -     The duty at all times to place the interests of Clients first;

      - The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility; and

      - The fundamental standard that such employees, officers, directors and members should not take inappropriate advantage of their positions, or of their relationship with Clients.

It is imperative that the personal trading activities of the employees, officers, directors and members of the Adviser be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code. All personal securities transactions must also comply with the Securities & Exchange Commission's Rule 17j-1. Under this rule, no Employee may:

      -     employ any device, scheme or artifice to defraud a Client;

      - make to any Client any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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      -     engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or

      -     engage in any manipulative practice with respect to a Client.

II.   DEFINITIONS

      A. Advisory Employees: Employees who, in connection with their regular functions or duties, make, participate in or obtain information regarding the purchase or sale of securities by a Client, or whose functions relate to the making of any recommendations with respect to the purchase or sale of securities by a Client.

      B. Beneficial Interest: ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

      C. Compliance Officer: James Jenkins, or with respect to James Jenkins, B. Anthony Weber.

      D. Employee Account: each account in which an Employee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An Employee's family members include the Employee's spouse, minor children, any person living in the home of the Employee and any relative of the Employee (including in-laws) to whose support an Employee directly or indirectly contributes.

      E. Employees: the employees, officers and directors of the Adviser, including Advisory Employees.

      F. Exempt Transactions: transactions which are 1) effected in an amount or in a manner over which the Employee has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, 6) closing transactions no more than five business days prior to the expiration of a related put or call option, 7) with respect to registered open-end investment companies, 8) inconsequential to any Client because the transaction is very unlikely to affect a highly liquid market or because the security is clearly not related economically to any securities

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      that a Client may purchase or sell.

      G. Related Entity: a partnership or other entity 1) in which persons unaffiliated with the Adviser or any Employee (and not otherwise subject to this Code) participate and 2) to which the Adviser or an Employee acts as adviser, general partner or other fiduciary.

      H. Related Securities: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

      I. Securities: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United States, 2) bankers' acceptances, 3) bank certificates of deposit, 4) commercial paper, and 5) shares of registered open-end investment companies (other than investment companies within the ABN AMRO Family of funds and investment companies for which the Adviser provides investment services).

      J. Securities Transaction: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account.

III.  PERSONAL INVESTMENT GUIDELINES

      A. Personal Accounts

            1. The Personal Investment Guidelines in this Section III do not apply to Exempt Transactions unless the transaction is an acquisition of a security in a private placement or initial public offering. Employees must remember that regardless of the transaction's status as exempt or not exempt, the Employee's fiduciary obligations remain unchanged.

            2.    (a)   A securities transaction effected on behalf of the
                        Related Entity may be a

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                  Securities Transaction subject to this Code because the
                  Adviser or Employee has an interest in the Related Entity. While the Adviser and each Employee is subject at all times to the fiduciary obligations described in this Code, paragraph 4 of this Section III does not apply to a Securities Transaction effected on behalf of a Related Entity, and paragraph 3 of this Section III does not apply to a Securities Transaction effected on behalf of a Related Entity if the transaction is "blocked" with the other Client's transaction.

                  (b) The provisions of this Section III shall not apply to any person who is an Employee solely because he or she is a director of the Adviser unless the person knew or, in the ordinary course of fulfilling his or her duties as a director of the Adviser, should have known that during the fifteen day period immediately before and after the director's Securities Transaction in the Security, the same Security or a Related Security is or was purchased or sold by a Client or was considered for purchase or sale on behalf of a Client.

            3. Except as provided in paragraph 2 of this Section III, Employees may not execute a Securities Transaction on a day during which a purchase or sell order in that same Security or a Related Security is pending for a Client. Securities Transactions executed in violation of this prohibition shall be unwound or, if not possible or practical, the Employee must disgorge to the Client the value received by the Employee due to any favorable price differential received by the Employee. For example, if the Employee buys 100 shares at $10 per share, and the Client buys 1000 shares at $11 per share, the Employee will pay $100 (100 shares x $1 differential) to the Client.

            4. Except as provided in paragraph 2 of this Section III, an Advisory Employee may not execute a Securities Transaction within seven (7) calendar days before or after a transaction in the same Security or a Related Security has been executed on behalf of a Client. If the Compliance Officer determines that a transaction has violated this prohibition, the transaction shall be unwound or, if not possible or practical, the Advisory Employee must disgorge to the Client the value received by the Advisory Employee due

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                  to any favorable price differential received by the Advisory
                  Employee.

            5. In connection with the acquisition of any security in an initial public offering or private placement, the Advisory Employee must pre-clear the acquisition with the Compliance Officer. The Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a Client, and whether the opportunity is being offered to the Advisory Employee by virtue of the Advisory Employee's position with the Adviser or relationship with a Client. If the acquisition is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization. Advisory Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Advisory Employee takes part in any subsequent investment in the same issuer. In such circumstances, the determination to purchase Securities of that issuer on behalf of a Client will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

      B.    Other Restrictions

            1. Advisory Employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the Compliance Officer. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of all Clients. In the event that board service is authorized, Advisory Employees serving as directors will be isolated from other Advisory Employees making investment decisions with respect to the securities of the company in question.

            2. No Advisory Employee may accept from a customer or vendor an amount in excess of $200 per year in the form of gifts or gratuities, or as compensation for services. If there is a question regarding receipt of a gift, gratuity or compensation, it is to be reviewed by the Compliance Officer.

IV.   COMPLIANCE PROCEDURES

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      A.    Employee Disclosure and Certification

            1. Within ten (10) days of commencement of employment with the Adviser, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose the following information as of the date the person became an Employee: a) the title, number of shares and principal amount of each Security in which the Employee has a Beneficial Interest when the person became an Employee, b) the name of any broker/dealer with whom the Employee maintained an account when the person became an Employee, and c) the date the report is submitted.

            2. Annually, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, that he or she has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. In addition, each Employee shall annually provide the following information (as of a date no more than 30 days before the report is submitted): a) the title, number of shares and principal amount of each Security in which the Employee had any Beneficial Interest, b) the name of any broker, dealer or bank with whom the Employee maintains an account in which any Securities are held for the direct or indirect benefit of the Employee, and 3) the date the report is submitted.

      B.    Compliance

            1. The Compliance Officer shall institute procedures to review the reports required by this Section IV. The Compliance Officer shall identify all Employees, inform those persons of their reporting obligations, and maintain a record of all current and former Employees.

            2. All Employees must provide copies of all broker confirmations and periodic account statements to the Compliance Officer. Each Employee must report, no later than ten (10) days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Adviser, all transactions in which the Employee acquired or sold any direct or indirect Beneficial Interest in a Security, including Exempt Transactions, and

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                  certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code. The Report shall also identify any trading account, in which the Employee has a direct or indirect Beneficial Interest, established during the quarter with a broker, dealer or bank.

            3. The Compliance Officer will, on a quarterly basis, check the trading confirmations provided by brokers to verify that the Employee has not violated the Code. The Employee's annual disclosure of Securities holdings will be reviewed by the Compliance Officer for compliance with this Code, including transactions that reveal a pattern of trading inconsistent with this Code.

            4. If an Employee violates this Code, the Compliance Officer will report the violation to management personnel of the Adviser for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, or suspension or termination of the Employee's relationship with the Adviser or the Client.

            5. If the Adviser serves as investment adviser to an investment company, the management personnel of the Adviser will furnish to the investment company's board an annual report that summarizes existing procedures and any changes in the procedures made during the past year and certify to the investment company's board that the Adviser has adopted procedures reasonably necessary to prevent Employees from violating this Code. The report will describe any issues existing under this Code since the last report, including without limitation, information about any material violations of this Code, any significant remedial action during the past year and any recommended procedural or substantive changes to this Code based on management's experience under this Code, evolving industry practices or legal developments.

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Veredus Asset Management, LLC
Code of Ethics
Revised as of December 1, 2003

I certify that I have read and understand the Code of Ethics (revised as of December 1, 2003) and recognize that I am subject to it. I certify that I have complied with the requirements of the Code of Ethics including disclosure of all securities transactions for which the Code of Ethics requires disclosure.

Printed Name:_____________________________________

Signature: ________________________________________________

Date: __________________________________

PLEASE RETURN THIS PAGE TO THE COMPLIANCE OFFICER WITHIN 10 DAYS OF RECEIPT. YOU ARE TO RETAIN THE CODE OF ETHICS FOR FUTURE REFERENCE.

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                    MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                    MFS FUNDS
                             STATEMENT OF POLICY ON
                        PERSONAL SECURITIES TRANSACTIONS
                                (CODE OF ETHICS)

                      AS ADOPTED BY THE MFS AUDIT COMMITTEE
              AND THE BOARDS OF TRUSTEES/MANAGERS OF THE MFS FUNDS
                        EFFECTIVE AS OF SEPTEMBER 1, 2000

      As an investment advisory organization with substantial responsibilities to clients, Massachusetts Financial Services Company ("MFS") has an obligation to implement and maintain a meaningful policy governing the securities transactions of its Directors, officers and employees ("MFS representatives").(1) In addition, each of the investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act") with respect to which MFS, or a subsidiary of MFS, acts as investment adviser (collectively, the "MFS Funds") is required to adopt such a policy governing the securities transactions of its Trustees and officers ("Fund representatives"). Accordingly, this policy has been adopted by the MFS Audit Committee and by each of the MFS Funds. This policy is intended to minimize conflicts of interest, and even the appearance of conflicts of interest, between members of the MFS organization and its clients in the securities markets as well as to effect compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended. This policy inevitably will restrict MFS representatives and Fund representatives in their securities transactions, but this is the necessary consequence of undertaking to furnish investment advice to clients or serving as a Fund representative. In addition to complying with the specific rules, all MFS representatives and Fund representatives must be sensitive to the need to recognize any conflict, or the appearance of conflict, of interest whether or not covered by the rules. When such situations occur, the interests of the MFS Funds and MFS' other clients must supersede the interest of MFS representatives and Fund representatives.

      1. GENERAL FIDUCIARY PRINCIPLES. All personal investment activities conducted by MFS representatives and Fund representatives are subject to compliance with the following principles: (i) the duty at all times to place the interests of MFS' clients first; (ii) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (iii) the fundamental standard that MFS representatives and Fund representatives should not take inappropriate advantage of their positions.

--------
      (1) Employees of MFS Institutional Advisors, Inc., MFS Fund Distributors, Inc., MFS Retirement Services, Inc., MFS International Ltd., MFS International (U.K.) Ltd., MFS Service Center, Inc., Vertex Investment Management Inc. and MFS Heritage Trust Company also are covered by this Code of Ethics.

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      2.    APPLICABILITY OF RESTRICTIONS AND PROCEDURES.

      CATEGORIES OF PERSONNEL. In recognition of the different circumstances surrounding each MFS representative's and Fund representative's employment or position, various categories of representatives are subject to different restrictions under this Code of Ethics. For purposes of applying this Code of Ethics, MFS representatives and Fund representatives are divided into the general categories of Portfolio Managers, Investment Personnel, Access Persons(2) and Non-Access Persons, as each such term is defined in Appendix A to this Code of Ethics, as amended from time to time by the MFS Audit Committee and the MFS Funds. Any Fund representative who is also an MFS representative shall be subject to all requirements applicable to MFS representatives.

      NOTE: ANY NON-ACCESS PERSON WHO RECEIVES ANY INFORMATION ABOUT ANY PARTICULAR INVESTMENT RECOMMENDATION OR EXECUTED OR PROPOSED TRANSACTION FOR ANY MFS CLIENT IS REQUIRED TO COMPLY WITH ALL PRECLEARANCE AND OTHER REQUIREMENTS OF THIS CODE OF ETHICS APPLICABLE TO ACCESS PERSONS.

      BENEFICIAL OWNERSHIP. The requirements of this Code of Ethics apply to any account in which an MFS representative or Fund representative has (i) "direct or indirect beneficial ownership" or (ii) any "direct or indirect influence or control." Under applicable SEC interpretations, such "beneficial ownership" includes accounts of a spouse, minor children and dependent relatives resident in the MFS representative's or Fund representative's house, as well as any other contract, relationship, understanding or other arrangement which results in an opportunity for the MFS representative or Fund representative to profit or share profits from a transaction in securities.(3)

      SECURITIES. As used in this Code of Ethics, the term "securities" includes not only publicly traded equity securities, but also privately issued equity securities, limited partnership interests, shares of closed-end funds, fixed income securities (including municipal bonds and many types of U.S. Government securities), futures, options, warrants, rights, swaps, commodities and other similar instruments. Moreover, the restrictions of this Code of Ethics apply to transactions by Access Persons involving securities and other instruments related to, but not necessarily the same as, securities held or to be acquired on behalf of an MFS client. (See Section 7 for certain exceptions)

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      (2) Note that all Portfolio Managers also are Investment Personnel and
Access Persons, and that all Investment Personnel also are Access Persons.

      (3) NOTE: The exception for accounts with respect to which an MFS representative or Fund representative lacks "direct or indirect influence or control" is extremely narrow, and should only be relied upon in cases which have been pre-approved in writing by Stephen E. Cavan or Robert T. Burns of the Legal Department. Certain "blind trust" arrangements approved by the Legal Department may be excluded from the preclearance (but not the quarterly reporting) requirements of this Code of Ethics. Requests for pre-approval of "blind trusts" should be reviewed first with the Compliance Department.

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      3.    RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS.

      ALL ACCESS PERSONS. No Access Person shall trade in any security which is subject to a pending "buy" or "sell" order, or is being considered for purchase or sale,(4) for a client of MFS until the second business day after such order is executed or withdrawn or such a transaction is no longer being considered. In addition, no Access Person shall trade in any security until the third business day after a research note with respect to such security has been issued or revised.

      INVESTMENT PERSONNEL. No Investment Personnel shall trade in any security after an MFS client trades in such security or such security has been considered for purchase or sale on behalf of an MFS client until: (i) the second business day following such trade or consideration (in the case of a proposed trade by an Investment Personnel in the same direction as the MFS client); or (ii) the eighth calendar day thereafter (in the case of a proposed trade by an Investment Personnel in the opposite direction from the MFS client's trade).

      PORTFOLIO MANAGERS. No Portfolio Manager shall trade in any security within at least seven calendar days before or after an MFS client whose account he or she manages trades in such security or such security has been considered for purchase or sale on behalf of such an MFS client. Portfolio Managers shall not be permitted to sell for their own account securities that are held in an MFS client account that he or she manages. Any Portfolio Manager who feels inequitably burdened by this restriction may present a written request for an exemption from the MFS Equity Management Committee.(5) The Committee may, in its sole discretion, grant appropriate exceptions where warranted by special facts and circumstances (e.g. selling securities to settle an estate or to acquire a residence).

      DISGORGEMENT OF PROFITS; CONFIDENTIALITY. Any profits realized on trades within these proscribed periods must be disgorged to the affected MFS client or, in the event that the amount to be disgorged is relatively minor or difficult to allocate, to charity. In addition, no MFS representative shall provide any information about such transaction or recommendation to any person other than in connection with the proper execution of such purchase or sale for an MFS client's account.

      SHORT SALES. No Access Person shall effect a short sale in any security held in a portfolio managed by MFS.

      OPTIONS AND FUTURES TRANSACTIONS. Access Persons may purchase (to open) and sell (to close) call and put options and futures contracts on securities, subject to the preclearance and other requirements of this Code of Ethics; however, an Access Person may neither buy a put option nor write (sell to open) options and futures contracts, in each case on any security held in a portfolio managed by MFS. In the case of purchased put and call options, the preclearance of the exercise of such options as well as their

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      (4) A security is deemed to have been "considered for purchase or sale"
when a recommendation to purchase or sell such security has been made and communicated to a portfolio manager and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      (5) Any request for an exemption should be reviewed first with the Compliance or Legal Department.

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      purchase and sale, is required. Preclearance of the exercise of purchased put and call options shall be requested on the day before the proposed exercise or, if notice to the writer of such options is required before the proposed exercise date, the date before notice is proposed to be given, setting forth the proposed exercise date as well as the proposed notice date.(6) Purchases and sales of options or futures contracts to "close out" existing options or futures contracts must be precleared.(7)

      INITIAL PUBLIC OFFERINGS. The purchase by Access Persons of securities (other than securities of registered open-end investment companies) offered at fixed public offering price by underwriters or a selling group is prohibited.(8) Rights (including rights purchased to acquire an additional full share) issued in respect of securities any Access Persons owns may be exercised, subject to preclearance; the decision whether or not to grant preclearance shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS client and whether the investment opportunity is being or was offered to the individual by virtue of his or her position with MFS.

      PRIVATE PLACEMENTS. Any acquisition by Access Persons of securities issued in a private placement is subject to prior approval with the Compliance Department in consultation with the Legal Department and other appropriate parties. The decision whether or not to grant approval shall take into account, among other factors, whether the investment opportunity should be reserved for an MFS client and whether the investment opportunity is being offered to the individual by virtue of his or her position with MFS. Investment Personnel who have been approved to acquire securities in a private placement are required to disclose that investment when they play a part in any subsequent consideration of an investment in the issuer for an MFS client. In such circumstances, the decision to purchase securities of the issuer for the MFS client shall be subject to an independent review by Investment Personnel with no personal interest in the issuer.

      NOTE: Acquisitions of securities in private placements by country clubs, yacht clubs, restaurants and other similar entities need not be pre-approved, but are subject to the reporting, disclosure and independent review requirements.

--------------------
      (6) Access Persons should note that this requirement may result in their not being allowed to exercise an option purchased by them on the exercise date they desire, and in the case of a "European" option on the only date on which exercise is permitted by the terms of the option.

      (7) Access Persons should note that as a result of this requirement, they may not be able to obtain preclearance consent to close out an option or futures contract before the settlement date. If such an option or futures contract is automatically closed out, the gain, if any, on such transaction will be disgorged in the manner described above.

      (8) The reason for this rule is that it precludes any possibility that Access Persons might use MFS' clients' market stature as a means of obtaining for themselves "hot" issues which otherwise might not be offered to them. In addition, this rule eliminates the possibility that underwriters and selling group members might seek by this means to gain favor with individuals in order to obtain preferences from MFS.

                                        4
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      PROHIBITION ON SHORT-TERM TRADING PROFITS. All Investment Personnel are
      prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades must be disgorged to the affected MFS client (if any) or, in the event that the amount to be disgorged is relatively minor or difficult to allocate, to charity. This restriction on short-term trading profits shall not apply to transactions exempt from preclearance requirements, as described in Section 8 below.

      It is expected that all MFS representatives will follow these restrictions in good faith and conduct their personal trading in keeping with the intended purpose of this Code of Ethics. Any individual should feel free to take up with the MFS Audit Committee any case in which he or she feels inequitably burdened by these policies.(9) The MFS Audit Committee may, in its sole discretion, grant appropriate exceptions from the requirements of this Code of Ethics where warranted by applicable facts and circumstances.

      4. PRECLEARANCE REQUIREMENTS. In order to facilitate compliance with this Code of Ethics, preclearance requests must be made and approved before any transaction may be made by an Access Person or for any other account beneficially owned by an Access Person. A preclearance request in the form set forth in MFS' automated Code of Ethics system, as amended from time to time, should be completed and submitted electronically for any order for an Access Person's own account or one described in Section 2 above, or, in the case of an Access Person who wishes to preclear while outside of the Boston area, should either: (i) be completed in the form attached hereto, as amended from time to time, signed and submitted by facsimile machine, to the Compliance Department; or (ii) be submitted by telephone call to the Compliance Department. Any preclearance request received before 3:00 p.m. on a business day will be responded to as soon as available on the following business day. Preclearance requests will be reviewed by Equity and Fixed Income Department personnel who will be kept apprised of recommendations and orders to purchase and sell securities on behalf of MFS clients, the completion or cancellation of such orders and the securities currently held in portfolios managed by MFS. Their advice will be forwarded to the Compliance Department.

      MAXIMUM NUMBER OF PRECLEARANCE REQUESTS. The preclearance process imposes significant burdens on the investment and administrative departments within MFS. Accordingly, no Access Person may submit more than twenty (20) preclearance requests in any calendar quarter. In special circumstances the MFS Audit Committee may, in its sole discretion, grant temporary exceptions from this restriction where warranted by applicable facts and circumstances.(10)

      An Access Person who obtains electronic or written notice from the Compliance Department indicating consent to an order which the Access Person proposes to enter for his or her own account or one described in Section 2 above may execute that order ONLY ON THE DAY WHEN SUCH NOTICE IS RECEIVED unless otherwise stated on the notice. Such notices will always be electronic or in writing; however, in the case of an Access Person who wishes to preclear a transaction while outside the Boston area, the Compliance Department will also provide oral confirmation of the content of the written notice.

----------------------
      (9) Any request for an exemption should be reviewed first with the Compliance or Legal Department.

      (10) Any request for an exception should be reviewed first with the Compliance or Legal Department.

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      Preclearance requests may be denied for any number of appropriate reasons, most of which are confidential. For example, a preclearance request for a security that is being considered for purchase or sale on behalf of an MFS client may be denied for an extended period. Accordingly, an Access Person is not entitled to receive any explanation or reason if his or her preclearance request is denied, and repetitive requests for an explanation by an Access
Person will be deemed a violation of this Code of Ethics.

      SECURITIES SUBJECT TO AUTOMATIC PURCHASES AND SALES FOR MFS CLIENTS. Certain MFS funds and institutional accounts are managed such that the securities held in such portfolios are regularly purchased or sold on an equal proportionate basis so as to preserve specified percentage weightings of such securities across such portfolios. Requests to preclear purchases of securities held in such portfolios will be denied. Requests to sell such securities may be granted, subject to the standard preclearance requirements.

      GIFTS AND TRANSFERS. A gift or transfer shall be excluded from the preclearance requirements provided that the recipient represents in writing that he, she, they or it has no present intention of selling the donated security.

      MFS CLOSED-END FUNDS. All transactions effected by any MFS representative in shares of any closed-end fund for which MFS or one of its affiliates acts as investment adviser shall be subject to preclearance and reporting in accordance with this Code of Ethics. Non-Access Persons are exempt from the preclearance and reporting requirements set forth in this Code of Ethics with respect to transactions in any other type of securities, so long as they have not received any information about any particular investment recommendation or executed or proposed transaction for any MFS client with respect to such security.

      5. DUPLICATE CONFIRMATION STATEMENT REQUIREMENT. In order to implement and enforce the above policies, every Access Person shall arrange for his or her broker to send MFS duplicate copies of all confirmation statements issued with respect to the Access Person's transactions and all periodic statements for such Access Person's securities accounts (or other accounts beneficially owned by such Access Person). The Compliance Department will coordinate with brokerage firms in order to assist Access Persons in complying with this requirement.

      6. REPORTING REQUIREMENT. Each Access Person shall report on or before the tenth day of each calendar quarter any securities transactions during the prior quarter in accounts covered by Section 2 above. EMPLOYEES WHO FAIL TO COMPLETE AND FILE SUCH QUARTERLY REPORTS ON A TIMELY BASIS WILL BE REPORTED TO THE MFS AUDIT COMMITTEE AND WILL BE SUBJECT TO SANCTIONS. Reports shall be reviewed by the Compliance Department.

      Any reports filed by a "Disinterested Trustee" (as such term is defined in Section 12 below) shall be reviewed by the Secretary of the Fund. If the Secretary of the Fund determines that a violation of this Code of Ethics may have occurred, he shall submit the pertinent information to counsel for the Disinterested Trustees. Such counsel shall determine whether a material violation of this Code of Ethics may have occurred, after considering all available exemptions and providing the Disinterested Trustee involved with an opportunity to supply additional information regarding the transaction in question. If such counsel determines that a material violation of this Code of Ethics has occurred, they shall so advise the Chairman or President of the Fund and an ad hoc committee consisting of the Disinterested Trustees of the Fund, other than the involved Disinterested Trustee, and shall provide the committee with a report of the matter, including any additional information supplied by the involved Disinterested Trustee. The committee may impose such sanction as it deems appropriate.

      In filing the reports for accounts within these rules, please note:

      (i) Each Access Person must file a report for every calendar quarter even if he or she had no reportable transactions in that quarter; all such reports shall be completed and submitted in the form set forth in MFS' automated Code of Ethics system.

      (ii) Reports must show any sales, purchases or other acquisitions or dispositions, including gifts, exercises of conversion rights and exercises or sales of subscription rights. See Section 7 below for certain exceptions to this requirement.

      (iii) Reports will be treated confidentially unless a review of particular reports with the representative is required by the MFS Audit Committee or for legal or compliance purposes.

      (iv) Reports are made available for review by the Boards of Trustees/Managers of the MFS Funds upon their request.

      NOTE: Any Access Person who maintains all of his or her personal securities accounts with one or more broker-dealer firms that send confirmation and periodic account statements in an electronic format approved by the Compliance Department, and who arranges for such firms to send such statements (no less frequently than quarterly) required by
      Section 5 above, shall not be required to prepare and file the quarterly reports required by this Section 6. However, each such Access Person shall be required to verify the accuracy and completeness of all such statements on at least an annual basis.

      7.    CERTAIN EXCEPTIONS.

      MUTUAL FUNDS. Transactions in shares of any open-end investment companies, including funds for which the MFS organization is investment adviser, need not be precleared or reported.

      CLOSED-END FUNDS. Automatic reinvestments of distributions of closed-end funds advised by MFS pursuant to dividend reinvestment plans of such funds need only be reported. All other closed-end fund transactions must be precleared and reported.

      MFS AND SUN LIFE COMMON STOCK. Transactions in shares of stock of MFS need not be precleared or reported. Note, however, that transactions in shares of stock of Sun Life Financial Services of Canada Inc. are subject to preclearance with the Compliance Department.

      LARGE CAPITALIZATION STOCKS. Transactions in securities issued by companies with market capitalizations of at least $5 billion generally will be eligible for automatic preclearance (subject to certain exceptions), but must be reported and are subject to post-trade monitoring. The Compliance Department will maintain a list of issuers that meet this market capitalization requirement. A preclearance request for a large capitalization company will be denied whenever deemed appropriate.

      U.S. GOVERNMENT SECURITIES. Transactions in U.S. Treasury securities and other U.S. Government obligations (including options and futures contracts and other derivatives with respect to such securities and obligations) need not be precleared or reported.

      DIVIDEND REINVESTMENT PLANS. Automatic reinvestments of dividends in shares of common stock of public companies often are eligible for an exemption from preclearance. Any requests for exemptions should be directed to the Compliance Department.

      OTHER EXCEPTIONS. Transactions in money market instruments and in options on broad-based indices need not be precleared, although such transactions must be reported. The types of instruments and indices that are eligible for this exception are constantly developing; the Compliance Department maintains the definitive list of eligible instruments and indices. In addition, the following types of transactions need not be precleared or reported: (i) stock dividends and stock splits; (ii) foreign currency transactions; and (iii) transactions in real estate limited partnership interests. For other exceptions from preclearance or reporting, an MFS representative may contact the Compliance Department.

      8. DISCLOSURE OF PERSONAL SECURITIES HOLDINGS. All Access Persons are required to disclose all personal securities holdings within 10 days after becoming an Access Person (i.e. upon commencement of employment with MFS or transfer within MFS to an Access Person position) and thereafter on an annual basis. Reports shall be reviewed by the Compliance Department.

      9. GIFTS, ENTERTAINMENT AND FAVORS. MFS representatives must not make business decisions that are influenced or appear to be influenced by giving or accepting gifts, entertainment or favors. Investment Personnel are prohibited from receiving any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of MFS or its clients. Invitations to an occasional meal, sporting event or other similar activity will not be deemed to violate this restriction unless the occurrence of such events is so frequent or lavish as to suggest an impropriety.

      10. SERVICE AS A DIRECTOR. All MFS representatives are prohibited from serving on the boards of directors of commercial business enterprises, absent prior authorization by the Management Group based upon a determination that the board service would be consistent with the interests of MFS' clients. In the relatively small number of instances in which board service is authorized, MFS representatives serving as directors may be isolated from other MFS representatives through "Chinese Wall" or other appropriate procedures.

      11. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. All MFS representatives and Fund representatives (including Non-Access Persons) shall be required to certify annually that (i) they have read and understand this Code of Ethics and recognize that they are subject to its requirements applicable to them and (ii) they have complied with all requirements of this Code of Ethics applicable to them, and (in the case of Access Persons) have reported all personal securities transactions (whether pursuant to quarterly reports from the Access Person or duplicate confirmation statements and periodic reports from the Access Person's broker-dealer) required to be reported pursuant to this Code of Ethics. This certification shall apply to all accounts beneficially owned by an MFS representative or Fund representative.

      12. BOARDS OF TRUSTEES/MANAGERS OF MFS FUNDS. Any material amendment to this Code of Ethics shall be subject to the approval by each of the Boards of Trustees/Managers(including a majority of the Disinterested Trustees/Managers on each such Board) of each of the MFS Funds. In addition, on at least an annual basis, MFS shall provide each such Board with a written report that: (i) describes issues that arose during the preceding year under this Code of Ethics, including without limitation information about any material violations of this Code of Ethics and any sanctions imposed with respect to such violations; and
(ii) certifies to each such Board that MFS has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

      Notwithstanding any provision to the contrary in this Code of Ethics, any Trustee/Manager of an MFS Fund who is not an "interested person" of such Fund within the meaning of Section 2(a)(19) of the Investment Company Act (each a "Disinterested Trustee") shall not be subject to any of the requirements set forth in Sections 3, 4, 5, 8, 9, 10 or 11 of this Code of Ethics. In addition, any Disinterested Trustee shall not be subject to the reporting requirements set forth in Section 6 of this Code of Ethics, except with respect to securities transactions with respect to which such Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in such security, such security was purchased or sold, or considered for purchase or sale, for an MFS Fund.

      13. SANCTIONS. Any trading for an MFS representative's or Fund representative's account which does not evidence a good faith effort to comply with these rules will be subject to review by the MFS Audit Committee or, in the case of Disinterested Trustees, by an ad hoc committee in the manner described in Section 6 above. If the Audit Committee or such ad hoc committee, as applicable, determines that a violation of this Code of Ethics or its intent has occurred, it may impose such sanctions as it deems appropriate including forfeiture of any profit from a transaction and/or termination of employment. Any violations resulting in sanctions will be reported to the Boards of Trustees/Managers of the MFS Funds and will be reflected in MFS' compliance files.

                                   APPENDIX A

                              CERTAIN DEFINED TERMS

      As used in this Code of Ethics, the following shall terms shall have the meanings set forth below, subject to revision from time to time by the MFS Audit Committee and the MFS Funds:

      PORTFOLIO MANAGERS -- employees who are authorized to make investment decisions for a mutual fund or client portfolio. Note: research analysts are deemed to be Portfolio Managers with respect to the entire portfolio of any fund managed collectively by a committee of research analysts (e.g. MFS Research Fund) except that, for purposes of the restriction on sales of securities held in a managed client account set forth in Section 3, analysts are deemed to be Portfolio Managers only with respect to portfolio securities within the industry they cover.

      INVESTMENT PERSONNEL -- all Portfolio Managers as well as research analysts, traders, other members of the Equity Trading, Fixed Income and Equity Research Departments, and other MFS representatives who have access to confidential portfolio information.

      ACCESS PERSONS -- all Fund representatives (see Section 12 for certain exceptions), Portfolio Managers, Investment Personnel and other members of the following departments or groups: Institutional Advisors; Compliance; Internal Audit; Fund Treasury; Investment Operations; Investment Communications; and Technology Services & Solutions ("TS&S") (excluding, however, TS&S employees who are employed at Lafayette Corporate Center and certain TS&S employees who may be specifically excluded by the Compliance or Legal Departments); also included are members of the MFS Management Group, the MFS Administrative Committee and the MFS Operations Committee. In certain instances, other MFS employees, non-employee consultants and other independent contractors may be deemed Access Persons and therefore be subject to some or all of the requirements set forth in this Code of Ethics.

      NON-ACCESS PERSONS -- all employees of the following departments or groups: Corporate Communications; Corporate Finance; Facilities Management; Human Resources; Legal; MFS Service Center, Inc. (other than TS&S employees who are employed at 500 Boylston Street); Retired Partners; Travel and Conference Services; the International Division; MFS International Ltd.; MFS Fund Distributors, Inc.; and MFS Retirement Services, Inc. NOTE: ANY NON-ACCESS PERSON WHO RECEIVES ANY INFORMATION ABOUT ANY PARTICULAR INVESTMENT RECOMMENDATION OR EXECUTED OR PROPOSED TRANSACTION FOR ANY MFS CLIENT IS REQUIRED TO COMPLY WITH ALL PRECLEARANCE AND OTHER REQUIREMENTS OF THIS CODE OF ETHICS APPLICABLE TO ACCESS PERSONS. ANY NON-ACCESS PERSON WHO REGULARLY RECEIVES SUCH INFORMATION WILL BE RECLASSIFIED AS AN ACCESS PERSON. IN ADDITION, TRANSACTIONS IN SHARES OF THE MFS CLOSED-END FUNDS BY ALL MFS REPRESENTATIVES ARE SUBJECT TO ALL SUCH PRECLEARANCE AND REPORTING REQUIREMENTS (SEE SECTION 4 OF THIS CODE OF ETHICS).

                         PERSONAL SECURITIES TRANSACTION
                              PRECLEARANCE REQUEST

                         [ONLY FOR USE BY MFS EMPLOYEES
                             NOT LOCATED IN BOSTON]

                      DATE:_________________________, _____

All transactions must be precleared, regardless of their size, except those in certain specific categories of securities that are exempted under the MFS Code of Ethics. If necessary, continue on the reverse side. Please note that special rules apply to the preclearance of option and futures transactions. If the transaction is to be other than a straightforward sale or pur chase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, i.e., personal, spouse, children, charitable trust, etc.



                                          SALES
                                          -----
CUSIP/TICKER                 AMOUNT OR                                          NATURE* OF
  SECURITY                NO. OF SHARES                   BROKER                 ACCOUNT
  --------                -------------                   ------                 -------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                                        PURCHASES
                                        ---------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

I represent that I am not in possession of material non-public information concerning the securities listed above or their issuer. If I am an MFS access person charged with making recommendations to MFS with respect to any of the securities listed above, I represent that I have not determined or been requested to make a recommendation in that security except as permitted by the MFS Code of Ethics.

                                         _______________________________________
                                         Signature and Date

                                         _______________________________________
                                         Name of MFS Access Person
                                         (please print)

EXPLANATORY NOTES: This form must be filed by 3:00 p.m. on the business day prior to the business day on which you wish to trade and covers all accounts in which you have an interest, direct or indirect. This includes any account in which you have "beneficial ownership" (unless you have no influence or control over it) and non-client accounts over which you act in an advisory or supervisory capacity. No trade can be effected until approval from the Compliance Department has been obtained.

-----------------------
* Check if you wish to claim that the reporting of the account or the securities transaction shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

CODE OF ETHICS: RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS

MFS has adopted a Statement of Policy on Personal Securities Transactions (Code of Ethics). This policy is designed to govern the personal securities transactions of officers and employees of all MFS companies to minimize conflicts of interest, or even the appearance of conflicts of interest, with clients of the company. We believe that the policy is a necessary consequence of offering investment advice to clients, although it inevitably restricts our employees in their personal securities transactions. It is our policy that none of our investment personnel or other personnel with access to information on investment recommendations buy or sell an individual security for his or her own account without complying with certain preclearance procedures. In addition to obtaining preclearance for trades, personnel must report all securities transactions to the MFS Compliance Department on a quarterly basis.

All employees receive a copy of the Code of Ethics and must annually certify that they have read and understand the firm's policies. Violations of the Code of Ethics can result in the imposition of sanctions by MFS, including the forfeiture of profits from a transaction and termination of employment. Violations may also have ramifications under federal law.

MFS recently amended its Code of Ethics with respect to employees' investments in the MFS funds. The following is a general summary of some of the key amendments:

For MFS Retirement Plan Participants

-     Employees are limited to one exchange in a calendar quarter per fund.

- Employees are prohibited from making any redemption or exchange of shares in a retirement plan fund account within 30 days (90 days for investment personnel) of their purchase in or exchange into an account.

For MFS Employee Personal Accounts

- Employees are prohibited from making any redemption or exchange of shares in an MFS mutual fund account within 30 days (90 days for investment personnel) of their purchase in or exchange into an account.

- MFS employees' purchases of MFS funds are subject to the same policies against excessive trading that currently apply for all MFS Family of Funds shareholders (see current fund prospectus for additional information).

                             MONTAG & CALDWELL, INC.

                               STATEMENT OF POLICY
                                (Code of Ethics)

                                       ON

                        EMPLOYEE SECURITIES TRANSACTIONS
                       (Including Reporting Requirements)

                    CODE OF ETHICS AND STANDARDS OF PRACTICE

            Montag & Caldwell ("M&C") is an investment counseling firm dedicated to providing effective and proper professional investment management advice to its clients. Our firm's reputation is a reflection of our employees and their collective decisions. We select employees who meet the qualifications of experience, education, intelligence, judgment, and the highest standards of moral and ethical attitudes. Our responsibility to our clients is to provide unbiased, independent judgment. In this responsibility, we frequently have knowledge of a client's financial and personal situation, and this information must always be treated in the strictest of confidence.

            Each employee, and certain other individuals, are considered Access Persons since they have available to them information regarding the firm's investment decisions.

            To establish standards of practice and to avoid any misunderstanding by either M&C or our employees, there follows a statement of M&C's Code of Ethics and Standards of Practice. Every Access Person will subscribe to this Code.

            Listed below are specific areas of interest in which M&C's position is outlined for your understanding.

                  Personal Securities Transactions - The General Statement of Policy - Personal Securities Transactions outlines the trading restrictions and reporting requirements in the handling of Access Persons' personal securities transactions. Compliance with these restrictions is expected to assure that transactions for clients come before those of Access Persons.

                  Monitor Personal Securities Transactions - The Trading Compliance Officer will continuously review all trading activity as notification is received, and document in writing all employee trades that are questionable.

                  The Trading Compliance Officer will review trading activity with the Compliance Officer quarterly.

                  Outside Business and Other Interests - The Firm requires that an employee either presently involved in or considering an outside business interest with a profit or non-profit organization submit the details of this interest to the Management Committee. The Firm does not wish to limit employees' opportunities in either a professional or financial sense, but needs to be aware of employees' outside interests. We wish to avoid potential conflicts of interest to insure that clients' investment alternatives are not circumscribed and that there will be no detriment to our employees' performance with the Firm. We must also be concerned as to whether there could be any M&C liability either financially or through adverse publicity.

                  An employee who seeks or is offered an officership, trusteeship, directorship, or is employed in any other capacity in an outside enterprise must have his participation approved by the Management Committee.

                  Gifts - Personal gifts of fees, trips, favors, etc. of significant value, to employees of M&C are discouraged. Gratuitous trips and other significant favors offered to an employee should be reviewed with the Trading Compliance Officer and-or a member of the Management Committee. In addition, all employees are subject to the provisions and requirements of the AAAM/Montag & Caldwell Gift and Entertainment Policy.

                  The Use and Receipt of Inside Information - As presently determined by the courts and the Securities and Exchange Commission, inside information is material, non-public information. In defining inside information, generally it has had to meet the tests of materiality, non-public, known to be non-public, and be a factor in the decision to act. The definition and application of inside information is continually being revised and updated by the regulatory authorities. If an employee believes he is in possession of inside information, he should not act on it or disclose it except to the Chairman of the Investment Policy Committee, the Trading Compliance Officer, or a member of the Management Committee.

                  Use of Source Material - Materials written by employees of M&C for distribution outside of the Firm or available to outside people (research reports, investment summaries, etc.) should be original information or include proper reference to sources. It is not necessary to reference publicly available information.

                  Privacy of Consumer Financial Information Policy - M&C takes the responsibility to protect our clients' personal financial information very seriously. We are committed to maintain the confidentiality of information we collect in regards to our relationship with our clients. Each employee certifies that he/she understands and subscribes to the Privacy Rules Policy by signing this Statement of Policy/Code of Ethics.

                  Outside Directorship - It is against M&C's policy for employees to serve on the board of directors of a company whose stock is purchased for M&C's advisory clients.

      GENERAL STATEMENT OF POLICY - PERSONAL SECURITIES TRANSACTIONS

            M&C is registered as an investment adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940. M&C serves as investment adviser to (a) private institutional and individual counsel clients (b) ABN/AMRO Montag & Caldwell Growth and Balanced Funds
      (c) investment companies registered with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940. When used herein, the term "clients" includes any funds for which M&C may serve as adviser in the future and private counsel clients. Also, when used herein, the term Access Person includes employees of M&C, and all other individuals that have access to research material or obtain information regarding the purchase or sale of securities that are subject to restrictions outlined in this Statement of Policy. These individuals are required to adhere to the policies outlined herein.

            As investment adviser to its clients, M&C and each of its employees are in a fiduciary position. This requires that M&C act for the sole benefit of M&C's clients, and that each of its employees avoid those situations which may place or appear to place, the interest of the employee in conflict with the interests of the clients of M&C. Personal investments of employees must be made in light of this standard.

            This Statement of Policy has been developed to guide employees of M&C in the conduct of their personal investments. In those situations where individuals may be uncertain as to intent or purpose of this Statement of Policy, they are encouraged to consult with the Trading Compliance Officer, in order to insure the protection of M&C's clients. The Trading Compliance Officer may under circumstances that are considered appropriate, or after consultation with the Management Committee, grant exceptions to the restrictions contained herein when he/she is satisfied that the interests of M&C's clients will not be thereby prejudiced. All questions should be resolved in favor of the interest of the clients even at the expense of the interest of the Company's employees. The Management Committee will satisfy themselves as to the adherence to this policy through periodic reports from the Trading Compliance Officer.

1.    APPLICATION OF THE STATEMENT OF POLICY

      1.1   EMPLOYEES

            The provisions of this Statement of Policy apply to every security transaction, in which an Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial interest, in any account over which he/she has any direct or indirect control. Generally, an Access Person is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse, and the names of other individuals who reside with him or her.

            A person may be regarded as having a beneficial interest in the securities held in the name of another person (individual, partnership, corporation, trust, custodian, or another entity) if by reason of any contract, understanding, or relationship he obtains or may obtain therefrom benefits substantially equivalent to those of ownership.

            One does not derive a beneficial interest by virtue of serving as a trustee or executor unless he, or a member of his immediate family, has a vested interest in the income or corpus of the trust or estate. When an Access Person does serve in such capacity, he should at all times avoid conduct in conflict with the interest of clients of M&C. However, if a family member is a fee-paying client, the account will be traded in line with all M&C clients and executed through M&C's trading desk.

      1.2   TRADING PROCEDURES

            As a guide to compliance with this Statement, if an Access Person is considering trading in a security he/she must first check the Restricted Stock List. A security is placed on this list when M&C's Research Department is considering or recommends a security for a "security allocation of all client accounts". The Restricted Stock List could include securities that are currently held in client portfolios, but only if Research is considering a security allocation change, i.e., increasing the position or eliminating a portion or all of a position.

            All personal securities transactions with the exception of the SECURITIES NOT SUBJECT TO RESTRICTIONS must be executed through M&C's trading desk.

            The client portfolios managed by M&C include the same securities, approximately 35-40 large cap companies. The exception would be securities that are executed at the client's request. Therefore, an Access Person is made aware of securities that are related to client portfolios by reviewing the Model Growth and Model Income Accounts, made accessible to all employees through an Intranet system, which are representative of the large cap securities held broadly in client portfolios.

            If a security is on the Restricted Stock List, the Access Person may be prohibited from trading within seven days before or after clients have traded in a security in which there has been a security allocation CHANGE. It will be the responsibility of the Trading Compliance Officer or, in his/her absence, a member of the Management Committee to determine if this seven-day period may be waived using the standard discussed in the

      General Statement of Policy. This does not apply to a reallocation of an account or the initial security allocation of an account.

            SECURITY ALLOCATION IS - prompted by a decision recommended by the Research Department and approved by the portfolio managers and/or the Policy Committee, to take an initial position in a security across all client accounts, to eliminate a security position from all client accounts, or to decrease or increase a security position across all client accounts. An Access Person is not allowed to trade in any security that is being considered, or is in the process of a security allocation, for seven days before or after the recommended action is completed.

            SECURITY REALLOCATION is - prompted by a client's action to add funds for investment or to withdraw funds for a specific need. If funds are added, the portfolio manager will rebalance the client's account to determine what percentage of each security is needed to invest the additional funds, or what percentage of each security should be sold to create funds for withdrawal from the client's account. Since M&C does not always receive advance notice of these requests, our Code will allow access persons to trade in securities, held in client portfolios, as long as there are no unexecuted client trade orders in Trading at the time the Access Person's trade is sent to Trading. Access Persons are required to place ALL PERSONAL ORDERS to buy or sell securities through the trading desk so it can coordinate the execution of client versus personal transactions. All securities broadly held in client accounts are large cap securities

            INITIAL SECURITY ALLOCATION is - when M&C receives a new client's initial assets for investment. However, the same rule applies, that if Trading has client orders on the trading desk, Access Person's trade orders will not be processed until the client orders have been executed.

            It is a requirement that duplicate confirmations be sent to the Trading Compliance Officer FROM THE BROKER on all transactions in all accounts covered by this Statement of Policy. It is the responsibility of the employee to issue these instructions to all brokers for all covered accounts.

2.    TRADING POLICIES

            Security transactions in accounts over which the Access Person has a beneficial interest, but over which he/she has no direct or indirect control, are not subject to restriction; but M&C should be notified of such accounts (see last paragraph of Paragraph 4.2).

      2.1   SECURITIES NOT SUBJECT TO RESTRICTIONS.

            Exempt from the restrictions hereof are:

               - Purchases or sales of shares of mutual funds WITH THE EXCEPTION OF purchases or sales of shares of the M & C Growth or Balanced Funds or any other funds for which Montag & Caldwell serves as the investment adviser;

               - Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights are acquired from such issuer.

               - Purchases of Certificates of Deposits and other money market instruments.

      2.2   SECURITIES SUBJECT TO RESTRICTIONS.

            No Access Person shall directly or indirectly initiate, recommend, or in any way participate in the purchase or sale of any security in which he/she has or by reason of such transaction acquires any beneficial interest if:

               -     Such security is on the Restricted Stock List;

               - This restriction applies even if the employee desires to execute in a direction opposite to M&C, i.e., buy instead of sell; sell instead of buy so as to avoid the appearance of a conflict of interest. This provision is subject to waiver by the Trading Compliance Officer.

3.    OTHER TRADING POLICIES

      3.1   OPTIONS

            Executions of put or call options will meet the same criteria as
      Section 2.2.

      3.2   DEALINGS WITH CLIENTS

            No Access Person may, directly or indirectly, sell to or purchase any security from a client of M&C.

      3.3   MARGIN ACCOUNTS

            While brokerage margin accounts are discouraged, an Access Person may open or maintain a margin account for the purchase of securities only with brokerage firms with whom such Access Person has maintained a regular brokerage account for a minimum of six months. This provision is subject to waiver by the Trading Compliance Officer.

      3.4   NEW ISSUES

            In view of the potential for conflicts of interest to M&C's broker relationships, Access Persons are also discouraged from acquiring new issues of offerings (especially of common stocks). Access Persons may purchase securities, which are the subject of an underwritten new issue only when the following conditions are met:

            - In no event where such securities are being considered for clients.

            - If the above does not apply, purchases can be made only if PRIOR APPROVAL has been given by the Trading Compliance Officer.

      3.5   PRIVATE PLACEMENTS

            No Access Person shall purchase any security, which is the subject of a private offering unless PRIOR APPROVAL has been obtained from the Trading Compliance Officer.

      3.6   SHORT SALES

            Access Persons are prohibited from selling any security short which is held broadly in client portfolios, except that short sales may be made 'against the box' for tax purposes. Short sales executed by employees must also comply with the other restrictions of Section 2.

      3.7   BONDS (CORPORATE AND MUNICIPAL).

            On purchases and sales of $500,000 or greater, personal transactions in a bond shall not be executed prior to the fulfillment of client needs with the same stated investment objectives.

4.    REPORTING REQUIREMENTS

      4.1   M&C'S OBLIGATION

            Under Rule 204-2(a) (12), M&C is required to maintain a record of every transaction in a security, by which any employee has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, except transactions effected in any account over which the employee has no direct or indirect control.

            Under the amendment to Rule 17-j1, M&C is required to certify that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's Code of Ethics. In addition to a record of every transaction in a security, M&C is required to maintain a record of the Access Person's holdings report.

      4.2   ACCESS PERSON'S OBLIGATION

            Transactions in securities in which the Access Person has, or by reason of such transaction acquires, indirect or direct beneficial ownership, subject to the exceptions of Rule 204-2 as stated above, are required to be filed with the Trading Compliance Officer.

            Every Access Person must provide an initial holdings and an annual holdings report and verify quarterly the securities transactions that were executed during the prior quarter.

      4.3   INITIAL HOLDINGS REPORT

            Every Access Person must provide the Treasurer with an initial holdings report no later than 10 days after the person becomes an Access Person. This report must include:

                  - A list of securities including the title and number of shares or principal amount of each covered security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  - The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person;

                  -     The date the report is submitted by the Access Person.

      4.4   ANNUAL HOLDINGS REPORT

            Annually, no later than January 20th of each year, the Access Person must provide the Treasurer the following information which must be current as of a date no more than 30 days before the report is submitted -

                  - A list of securities including the title and number of shares or principal amount of each covered security in which the Access Person has any direct or indirect beneficial ownership;

                  - The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  -     The date the report is submitted by the Access Person.

      4.5   QUARTERLY TRANSACTION REPORTS

            Every Access Person must review a list of all transactions on record with the Trading Compliance Officer quarterly, no later than 10 days after the end of a calendar quarter, and sign a statement attesting that the review covers all transactions for the stated time period in all accounts covered by this Statement of Policy. The quarterly report must include the following -

                  - The covered security in which the Access Person had any direct or indirect beneficial ownership;

                  - The date of the transaction, title and number of shares or principal amount, and the interest rate and maturity date (if applicable) of each covered security involved;

                  - The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  - The price of the covered security at which the transaction was effected;

                  - The name of the broker with which the transaction was effected;

                  -     The date the report is submitted by the Access Person.

            It is the policy of M&C that Personal Securities Trading Reports be submitted quarterly by all Access Persons whether or not securities transactions have occurred in their accounts during the period.

            If an Access Person claims to be exempt from the reporting requirements with respect to any account in which he/she has direct or indirect beneficial ownership, but over which he/she has no direct or indirect control in the management process, he should so advise M&C by letter addressed to the Trading Compliance Officer, reciting the name of the account, the persons or firms responsible for its management, and the fact relied on in concluding that the employee has no direct or indirect control.

5.    PRIOR CLEARANCE AND EXECUTION OF SECURITIES TRANSACTIONS

            It will be the responsibility of the Research Department to determine for purposes of the application of the restrictions of sub-paragraphs 2.2 those securities being "considered" in accordance with guidelines developed by the Director of Research.

            As a result of such determination a Restricted Stock List, based on current and upcoming recommendations of securities for purchase or sale, is made accessible to all employees through an Intranet system. This restricted list should be reviewed prior to placing an order.

6.    RETIRED EMPLOYEES

      Retired employees may continue to receive investment research information from M&C only so long as they agree to abide by and be subject to the Statement of Policy, including the reporting requirements set forth in
      Section 1.2, 2.1, and 2.2, hereof.

7.    SANCTIONS

            M&C will require each Access Person to read and sign annually the Statement of Policy/Code of Ethics on Employee Securities Transactions.

            Strict compliance with the provisions of this Statement of Policy shall be considered a basic provision of employment with M&C. An Access Person will be required to reverse a trade that violates this Code and to cover any loss incurred, or surrender any profit realized, from any transaction in violation of such provisions. In addition, any breach of such provisions may constitute grounds for dismissal from employment with M&C.

            Access Persons are urged to consider the reasons for the adoption of this Statement of Policy. M&C's reputation for fair and honest dealing with its clients, the Securities and Exchange Commission, and the investment community in general has taken many years to build. This standing could be seriously damaged as the result of even a single transaction considered questionable in light of the fiduciary duty M&C owes to its clients. Access Persons are urged to seek the advice of the Trading Compliance Officer when they have questions as to the application of this Statement of Policy to their individual circumstances.

            EMPLOYEE - MONTAG & CALDWELL, INC.

            I have read the above Standards of Practice of Montag & Caldwell, Inc. and subscribe to them.

            _____________________________________               ________________
             Signature                                                Date

            SEC PROPOSED RULE 206(4)-5 "PAY TO PLAY PROHIBITION"

            I (did) (did not) make contributions, during the past year, to a government official that includes an incumbent, candidate or successful candidate for elective office of a government entity, or an appointee of the office, that is directly or indirectly responsible for, or can influence the outcome of the selection of an investment adviser.

            Contributions to:

                  ____________________________________________

                  ____________________________________________

            In the amount of          $________________

            _____________________________________               ________________
             Signature                                                Date

November 2003 - Amended

                                                 Effective Date:  March 31, 2004

                                 CODE OF ETHICS

        ABN AMRO ASSET MANAGEMENT, INC.; ABN AMRO ASSET MANAGEMENT (USA)
          LLC; ABN AMRO TRUST SERVICES COMPANY; TAMRO CAPITAL PARTNERS
                 LLC AND ABN AMRO INVESTMENT FUND SERVICES INC.

STANDARDS OF CONDUCT

POLICY

As an employee of ABN AMRO Asset Management, you must exercise good faith in your dealings with both the Company and its clients consistent with the high degree of trust and confidence that is placed in you by the Company

The need for the stringent application of this principle is heightened by the necessity that the Company, in turn, exercises the highest degree of ethical conduct in its dealings with its clients. This can be accomplished only through your individual commitment to the Company's values: Integrity, Respect, Teamwork and Professionalism.

If you discover that you will derive personal gain or benefit from any transaction between the Company and any individual or firm, you must immediately refer the matter and disclose all pertinent facts to the appropriate manager/supervisor or their designee.

The Company's standards of conduct are necessarily strict because they are intended for the benefit and protection of the Company and its employees. No attempt to delineate guidelines for proper conduct can hope to cover every potential situation, which may arise during your service with the Company. Whenever there is any doubt about the propriety of any action, you are urged to discuss the matter with your manager/supervisor. Violations of the Standards of Conduct Policy are grounds for disciplinary action, including dismissal. The standards of conduct set forth herein must be applied fully and fairly without reliance upon technical distinctions to justify questionable conduct.

PROCEDURE

CONFLICTS OF INTEREST You may not engage in personal activities that conflict with the best interests of the Company. In addition, you may not engage in personal activities that are in conflict with the interests of the Company's clients.

DISCLOSURE OR USE OF CONFIDENTIAL INFORMATION In the normal course of business, employees may be given or may acquire information about the business of the Company, its clients, or its affiliates which is not available to the general public. This information is confidential and may include financial data, business plans and strategies, examiners' ratings, and

                                                 Effective Date:  March 31, 2004

information concerning specific lending or trading decisions. All employees are responsible for respecting and maintaining the confidential nature of such information, including taking reasonable care in how and where they discuss, document and store the confidential information that relates to the business activities of the Company and its clients. Confidential information may only be disclosed within the Company to those who need to know the information to perform their job functions.


MATERIAL, NON-PUBLIC INFORMATION Some confidential information is also material, non-public information and subject to the restrictions of federal and state banking and securities laws and regulations as to its communication and use. Material information should be treated as non-public until it is clear the information can be deemed public or ceases to be material.


CHINESE WALLS Material, non-public information generally may not be communicated across any of the Chinese Walls that exist within the Company and its affiliates to separate trust, trading and lending areas from each other. A "Chinese Wall" is a set of policies and administrative procedures designed to avoid an appearance of impropriety resulting from concurrent business activities within the same organization. Improper communication, in violation of the Chinese Wall proscriptions, can subject employees, the Company and its management to serious penalties. It can also result in restrictions being imposed upon business activities, on individuals or on particular areas of the Company that have improperly received material, non-public information.

PERSONAL INVESTMENTS You must exercise sound judgment in making personal investments in order to avoid situations contrary to the best interests of the Company. You must also avoid imprudent, speculative or questionable activity.

It is not possible to enumerate all the circumstances where these restrictions apply; however, for example, it would be improper:

      - To make or maintain an investment in the securities of a corporation that you know is being financed by the Company, unless the securities of the company have a broad public market and are registered on a national securities exchange or traded in over-the-counter markets;

      - To permit a client to arrange an investment for your account or to participate in investments arranged, sponsored or participated in by a client under circumstances that might create, or give the appearance of creating a conflict of interest;

      - To make or maintain an investment in any company or business with which the Company has business relationships, if the investment is of such a character (whether because of the size or value of the investment or for any other reason) which might create or give the appearance of creating a conflict of interest;

      - To purchase any new securities of any client of the Company or to purchase any new securities of any company through an investment banking or securities firm having a business

                                                 Effective Date:  March 31, 2004

            relationship with the Company unless the demand for such new securities is such that purchases are not restricted or allocated among prospective purchasers; or

      - To enter into a security transaction when you are aware that such action will anticipate or parallel any investment action of the Company, whether the Company is acting for itself or in a fiduciary capacity.

Generally, investments in securities that have a broad public market and are registered on a national securities exchange or traded in over-the-counter markets would not ordinarily create a conflict of interest and therefore are not required to be reported.

Borrowing money to finance speculative investments such as trading in securities or commodities may expose you to additional financial risk, and it is, therefore, strongly recommended that you exercise caution when adopting this practice.

OUTSIDE ACTIVITIES If you are a full-time employee, you may not accept outside employment or accept payment for services rendered to others, even though such employment or the services rendered may be permissible or desirable, without the prior consent of the appropriate president and the Company's Chief Compliance Officer or designee. This includes engagements for teaching, speaking and the writing of books and articles.

In addition, you may not accept an appointment to act as an administrator, executor, guardian, trustee, or to act in any other fiduciary capacity, except when acting in such capacity for a person related to you by blood or marriage, without the approval of the appropriate president or manager/supervisor (or their designee) and the Company's Chief Compliance Officer or designee. Where such duties are accepted for a relative or approval is obtained, the Company and the law demand the highest standards of good faith in discharging such duties.

You are encouraged to participate in appropriate professional groups and responsible civic organizations if such service does not interfere with your duties at the Company, provided such relationship would not be prohibited or limited because of statutory or administrative requirements regarding conflicts of interest. If it appears that participation in any such organizations would interfere with your duties, you must obtain approval from the appropriate president or manager/supervisor (or their designee).

You may not accept membership on the board of directors of an outside Company unless you first obtain the approval of the appropriate president and the Company's Chief Compliance Officer or designee.

POLITICAL ACTIVITY The Company is interested in good government and encourages you to support the candidate or party of your choice both through service and financial support. However, any affiliation with a candidate or party that suggests the Company supports that candidate or party is strictly prohibited. You may not use the Company or its property

                                                 Effective Date:  March 31, 2004

for political purposes, nor may you use the name of the Company to further any political cause or candidate.

You are encouraged to become involved in local government and to run for local part-time elected office, such as school board member or town counsel, if you should so desire. If campaigning or the duties of an office interfere with your duties at the Company, you may have to resign from your position. You should discuss the situation with the appropriate president or manager/supervisor (or their designee) to determine whether a conflict exists. If you wish to run for full-time elected office you must obtain approval from and make all necessary arrangements with the appropriate president prior to announcing your candidacy.

A number of public bodies are clients of the Company and service by you with such a public body could give rise to situations where a conflict of interest exists. To avoid this problem, explore the possibility of conflict with the Company's Chief Compliance Officer or designee before beginning any such service.

The Federal Elections Campaign Act (2 USC 441b) prohibits a national bank, or any company organized by authority of any law of Congress, from making political contributions in connection with federal, state and local elections. Federal law also places restrictions on the ability of other corporations to make certain political contributions. Therefore, no employee may make any contributions or expenditures on behalf of the Company in connection with any election to any political office, any primary election, or any political convention or caucus held to select candidates for any political office without first obtaining approval from the appropriate president and the Company's Chief Compliance Officer or designee.

BORROWING FROM CLIENTS You may not borrow money from a client of the Company unless such borrowing is from a bank or other financial institution made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with members of the general public and does not involve more than the normal risk of repayment or include other unfavorable features.

BUSINESS TRANSACTIONS FOR THE COMPANY You may not represent or exercise authority on behalf of the Company in any transaction with any person, firm, company or organization with which you have any material connection (including, but not limited to, a directorship, officership, family relationship or significant borrowing relationship) or in which you have a material financial interest. You must report any existing or proposed business relationships with any such person, firm, company or organization to the Company's Chief Compliance Officer or designee, who will determine with the appropriate levels of management whether such business relationship is "significant" for purposes of this prohibition.

BUSINESS TRANSACTIONS WITH THE COMPANY If you are authorized by an outside organization to transact business with the Company on its behalf,

                                                 Effective Date:  March 31, 2004

you must report such authorization to the Company's Chief Legal Officer or designee.

GIFTS BEQUESTS AND GRATUITIES This policy is designed to ensure compliance with the Bank Bribery Statute (18 USC 215). Generally speaking, the statute makes it a criminal offense for officials of financial institutions to solicit or accept anything of value in connection with any transaction or business of a financial institution. For these purposes, officials include officers, directors, employees, agents or attorneys of a financial institution.

The Bank Bribery Statute prohibits you, as an employee of the Company, from soliciting for yourself or for a third party (other than the Company itself) anything of value from anyone in return for any business, service or confidential information of the Company or accept anything of value (other than normal authorized compensation) from anyone in connection with the business of the Company, either before or after a transaction is discussed or consummated.

Except for gifts of modest value for commonly recognized special events, meals or entertainment of reasonable value, you may not accept gifts, bequests, services or payments from any of the Company's clients or suppliers. Nominal promotional gifts are not prohibited by this policy. Also, gifts or bequests from members of your family, or gifts or bequests of a nominal value from non-family members are not prohibited by this policy.

If you receive or anticipate receiving a benefit from a client or supplier of the Company and are unsure whether your acceptance is in compliance with this policy, you should make a full written disclosure to the appropriate president or manager/supervisor (or their designee). The Company may, in its sole discretion, approve the acceptance of the benefit if the acceptance is otherwise consistent with this policy. Any such approval shall be in writing.

IMPROPER PAYMENTS (BRIBES OR KICKBACKS) You have an obligation not to take any action that might result in a violation by the Company of the laws of the United States, the State of Illinois, or any other jurisdiction in which the Company does business. The Foreign Corrupt Practices Act (15 USC 78 DD-1, 78 DD-2) provides that in no event may payment of anything of value be offered, promised or made to any government, government entity, government official, candidate for political office, political party or official of a political party (including any possible intermediary for any of the above), foreign or domestic, which is, or could be construed as being, for the purposes of receiving favorable treatment or influencing any act or decision by any such person, organization or government for the benefit of the Company or any other person.

ECONOMIC SANCTIONS Under the International Emergency Economics Powers Act (50 USC 1701), the President of the United States may impose sanctions such as trade embargoes, freezing of assets and import surcharges. The Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury promulgates regulations dealing with

                                                 Effective Date:  March 31, 2004

economic sanctions. Therefore, no employee on behalf of the Company may intentionally transact business with those countries or specially designated nationals against which economic sanctions have been imposed unless the appropriate license has been obtained from the OFAC allowing such transaction.

PROHIBITION ON THE USE OF INFORMATION FROM YOUR PREVIOUS EMPLOYER You should not bring any documents, software or other items to the Company that may contain your previous employer's confidential, trade secret or proprietary information. This would include such things as computer disks, rolodexes, client lists, financial reports or other materials that belong to your previous employer. If you have such materials in your possession, they should be returned to your former employer immediately.

SOLICITATION AND DISTRIBUTION In order to maintain a businesslike work environment, solicitation of any kind is prohibited in the workplace during work time. Solicitation includes requesting contributions, signatures, promoting membership in any organization, and purchasing or selling products. In addition, distribution of literature or printed matter is not allowed in work areas at any time. Non-employees are also prohibited from soliciting or distributing on Company property.

YOUR DUTY TO REPORT ABUSES OF THE STANDARDS OF CONDUCT POLICY OR OTHER ILLEGAL OR UNETHICAL CONDUCT All employees have a special obligation to advise the organization of any suspected abuses of Company policy, including suspected criminal or unethical conduct. If you believe there has been any violation of securities law, anti-trust, health and safety, environmental, government contract compliance or any other laws or Company policies, we encourage you to make a report to an appropriate individual in the organization. You may also make reports by contacting either the Corporate Legal Department or the Corporate Human Resources Department and you will not be subjected to any form of retaliation for reporting legitimate suspected abuses.

INVESTIGATIONS OF REPORTED OR SUSPECTED MISCONDUCT As a financial organization, we have a special duty to safeguard the Company's proprietary and confidential information, assets and property of our clients and the organization. In the event of an investigation regarding possible wrongdoing, you must cooperate fully.

Information relating to any investigation, including information provided by you or the fact of your participation in any investigation, is considered confidential, and will only be revealed to individuals not associated with the investigation on a need to know basis.

Any request for information or subpoenas regarding federal or state agency investigations must be in writing and directed to the Compliance department who will coordinate with the Legal department.

                                                 Effective Date:  March 31, 2004

PERSONAL SECURITIES TRANSACTIONS

POLICY

ABN AMRO Asset Management's policy allows employees to maintain personal securities accounts provided any personal investing by an employee in any accounts in which the employee has a beneficial interest, including any accounts for any immediate family or household members, is consistent with ABN AMRO Asset Management's fiduciary duty to its clients and consistent with regulatory requirements.

Each employee must identify any personal investment accounts and report all reportable transactions and investment activity on at least a quarterly basis to the firm's Compliance Officer, or other designated officer.

BACKGROUND

The Advisers Act requires advisers to identify "advisory representatives," the reporting of personal investments on a quarterly basis and the maintenance of records of personal securities transactions. Advisers to registered investment companies are required to adopt a Code of Ethics regarding personal investment activities under the Investment Company Act. An investment adviser's policies and procedures represent an internal control and supervisory review to detect and prevent possible inside trading, conflicts of interests and possible regulatory violations.

PROCEDURE

ABN AMRO Asset Management has adopted procedures to implement the firm's policy on personal securities transactions and reviews to monitor and insure the firm's policy is observed, implemented properly and amended or updated, as appropriate, which can be summarized as follows:

OPENING AND MAINTAINING A PERSONAL SECURITIES ACCOUNT Access Persons are to identify any personal investment account and any accounts in which the employee has a beneficial interest, including any accounts for the immediate family and household members, within 10 days upon hire, annually thereafter and upon opening or closing any account(s). No employee, officer or director shall open or maintain personal accounts with the institutional broker representatives through which ABN AMRO Asset Management executes transactions on behalf of Advisory Clients. Access Persons should arrange with their broker to have copies of all confirms and

                                                 Effective Date:  March 31, 2004

statements, covered by this policy, sent to Heather Birmingham in the Compliance Department. The Compliance Department is responsible to contact new employees and to send out annual update forms to all employees.

COVERED SECURITIES All personal securities transactions are covered except purchases and sales of direct obligations of the Government of the United States, bankers acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, or shares issued by non-affiliated mutual funds.

EXCLUDED TRANSACTIONS Purchases or sales effected in any account over which the Access Person has no direct influence or control including non-volitional investment programs or rights; Purchases effected by reinvesting cash dividends pursuant to an automatic dividend reimbursement program ("DRIP")--this exemption does not apply, however, to optional cash purchase pursuant to a DRIP; Purchases of rights issued by an issuer pro rata to all holders of a class of its securities, if such rights were acquired from such issuer, and the exercise of such rights; Transactions involving the exercise of employee stock options; Transactions in futures contracts (and options on futures contracts). If an Access Person has given up investment discretion to another unaffiliated party, they should submit a letter from the broker attesting to this fact to the Compliance Department, when joining the firm as a new employee or when a new account is opened.

PROHIBITED DEALINGS Trading or communicating "inside information" is prohibited, under any and all circumstances. It is prohibited to use the facilities of the Companies to secure new issues for any non-clients, directly or indirectly. Access Persons may not acquire a beneficial interest in any securities in a private placement or exercise discretion with respect to a private placement for a controlled account without prior written approval from a designated Compliance Officer. Access Persons are not permitted to, directly or indirectly, purchase securities from or sell securities to Client accounts. Access Persons shall not effect transactions that are excessive in volume or complexity as to require a level of personal time and attention that interferes with the performance of employment duties. This will be determined by Senior Management based upon surrounding facts and circumstances.

PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS All Access Persons must obtain approval from a designated Preclearance Officer before effecting a Personal Securities Transaction. In the case of affiliated ABN AMRO mutual fund trades, employees shall use the CTI system to preclear. Preclearance of a trade shall be valid and in effect only until the end of the next business day following the day preclearance is given. A Preclearance expires if and when the person becomes, or should have become, aware of facts or circumstances that would prevent a proposed trade from being precleared. A Preclearance Officer must obtain pre-approval from the Compliance

                                                 Effective Date:  March 31, 2004

Department when effecting a Personal Securities Transaction. Access Persons may, under unusual circumstances, such as a personal financial emergency, apply for an exception to the Director of Compliance, which application may be granted or denied.

PRECLEARANCE RULES Purchase or sales of securities by Access Person will be permitted only if the securities are not on a restricted list and the Trading Desk has no open orders for the securities. The restricted list is a confidential list and is not to be disclosed to Access Persons other than the Preclearance Officers, Compliance or Senior Management. Transactions in equity securities where the transaction (or series of related transactions) involves under $10,000 of the securities of a company with a market capitalization of over $10 billion must be precleared. They will be authorized regardless of whether the security appears on the restricted list but only when the Trading Desk has no open orders for the securities. Trading in index based exchange traded funds or exchange traded unit investment trusts (such as SPDRs) must be precleared and will be authorized when the Trading Desk has no open orders for the specific investments. Access Persons are permitted to place limit orders. However, limit orders must be precleared on a daily basis following the day preclearance is given. Access Persons may not purchase new equity issues (including convertible bonds or preferred stock) on the initial public offering without the prior approval of the President of ABN AMRO Asset Management Holdings Inc. If the President seeks to acquire a beneficial interest in an initial public offering, the request for approval will be submitted to the Compliance Department.

MINIMUM HOLDING PERIOD Access Persons shall not purchase and sell or sell and purchase the same security, its equivalent security (such as options), or affiliated ABN AMRO mutual fund within 30 calendar days. A LIFO basis will be used for purposes of calculation when more than one lot is involved. Activity will be aggregated among all of an Access Person's Covered Security Accounts. Exceptions will only be pre-approved on a case-by-case basis by two of the following three parties: the CEO, the COO, and/or a designated Compliance Officer.

QUARTERLY REPORTING Employees must report all required information for covered personal securities transactions on a quarterly basis within 10 days of the end of each calendar quarter to the Compliance Officer or other designated officer. The Compliance Department is responsible to send out quarterly reporting forms to Access Persons.

ANNUAL REPORTING On an annual basis an Access Person must disclose all personal securities holdings, excluding non-affiliated mutual funds. The report must contain information that is current as of a date no more than thirty days before the report is submitted. On an annual basis Access Persons will be required to confirm accounts representing Beneficial Interests and accounts where the Access Person has Control. On an annual basis Access Persons must certify in writing that they have read, understand and agree to comply with

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                                                 Effective Date:  March 31, 2004

the Personal Transaction Policies and Procedures, the Company Insider Trading Policies and Procedures, and the Standards of Conduct Policy (known in the aggregate as the Code of Ethics). The Compliance Department is responsible to send out annual reporting forms to all Access Persons.

INVESTMENT PERSON DISCLOSURE Investment Persons who have been authorized to acquire securities in an initial public offering or private placement or who have beneficial interests prior to Company Employment are required to disclose the investment when they play a part in any subsequent consideration of Client investments in the issuer. In such circumstances, the Company's decision to purchase securities is subject to an independent review by investment personnel with no personal interest in the issuer. Investment Persons, when recommending any security, shall disclose any direct, indirect or potential conflict of interest related to the issuer of the security being recommended. Analysts purchasing or selling a security (or its equivalent such as options) contrary to recommendations they have issued on the same security or the security's issuer will be required to preclear such transactions with the Director of Fixed Income or the Director of Equity prior to placing a regular preclearance request. Such request will be in writing, with a copy forwarded to the Compliance Department.

DIRECTOR/OFFICER/PRINCIPAL STOCKHOLDER DISCLOSURE Every person who is directly or indirectly the beneficial owner of more than 10% of any class of any equity security (other than an exempted security) who is an director of an officer of the issuer of such security, shall file such statements as are required by the SEC. This must be done within ten days after he or she becomes such beneficial owner, director, or officer and/or if there has been a change in such ownership, before the end of the second business day following the day on which the transaction has been executed.

ADVISER REVIEW The Compliance Officer will review all employees' reports of personal securities transactions for compliance with the firm's policies, including the Insider Trading Policy, regulatory requirements and the firm's fiduciary duty to its clients, among other things. The Compliance Department tracks any apparent violations/requested exemptions and reports such activity to the Company Ethics Committee at least quarterly. The Ethics Committee will determine any corrective action and/or sanctions that should be imposed. At least annually, AAAM Inc, AAAM LLC, TAMRO, Participating Affiliates, and Sub-Advisers will provide a written report to the Fund Board of Trustees that describes (1) issues since the last report to the Board, new procedures, and information about material violations of the code and sanctions involved and (2) certifies that the entity has adopted procedures reasonably necessary to prevent violations of the Code of Ethics.

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                                                 Effective Date:  March 31, 2004

INSIDER TRADING

POLICY

ABN AMRO Asset Management's policy prohibits any employee from acting upon, misusing or disclosing any material non-public information, known as inside information. Any instances or questions regarding possible inside information must be immediately brought to the attention of the Chief Compliance Officer or senior management, and any violations of the firm's policy will result in disciplinary action and/or termination.

BACKGROUND

Various federal and state securities laws and the Advisers Act (Section 204A) require every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such adviser's business, to prevent the misuse of material, nonpublic information in violation of the Advisers Act or other securities laws by the investment adviser or any person associated with the investment adviser.

While US law concerning insider trading is not static, it is generally understood that the law prohibits (1) trading by an insider on the basis of material nonpublic information or (2) trading by a non-insider on the basis of material nonpublic information where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated by the non-insider in breach of a duty of trust or confidence to the disclosing insider or (3) communicating material nonpublic information to others in violation of the law.

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the following penalties even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, disgorgement of profits, jail sentences, fines for the person who committed the violation, fines for the employer or other controlling person up to $1,000,000 or three times the amount of the profit gained or loss avoided.

PROCEDURE

ABN AMRO Asset Management has adopted various procedures to implement the firm's insider trading policy and reviews to monitor and insure the firm's policy is observed, implemented properly and amended or updated, as appropriate, which may be summarized as follows:

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                                                 Effective Date:  March 31, 2004

DISTRIBUTION & ACKNOWLEDGEMENT The Insider Trading Policy is distributed to all employees, and new employees upon hire, and requires a written acknowledgement by each employee,

GUIDANCE A designated Compliance Officer provides guidance to employees on any possible insider trading situation or question. If you believe that information is material and non-public you should (1) report the matter immediately to Compliance (2) do not purchase or sell the securities on behalf of yourself for others (3) do not communicate the information inside or outside the Company, other than to counsel if directed to do so by the Compliance Officer (4) after the Compliance Officer has reviewed the issue with counsel, as appropriate, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information,

PERSONAL SECURITIES REPORTING Access persons must disclose personal securities accounts and report at least quarterly any reportable transactions in their employee and employee-related personal accounts. A designated Compliance Officer reviews all personal investment activity for employee and employee-related accounts,

OTHER REPORTING Access persons must report to a designated person or Compliance Officer all business, financial or personal relationships that may result in access to material, non-public information. Access persons are prohibited from serving on the boards of directors of publicly traded companies, absent prior written authorization from a respective Company's Board of Directors, based upon a determination that the board service would be consistent with the interests of the Company and its clients. In circumstances in which board service is authorized, the Access Person will be isolated from those making investment decisions in that security through Chinese Wall or other procedures.

INSIDER REPORTING REQUIREMENTS In order to facilitate insider trading restrictions, each employee trading account of an employee of the Company with the rank of executive vice president or above, ("Insider") shall at the Insider's option either be maintained at a securities affiliate of the Company or be maintained at another brokerage firm with that other firm providing a copy of all trade confirmations account and statements, at regular intervals, for the Insider's account to the Company's Compliance Officer. It is the responsibility of each Insider who is required to comply with this aspect of the policy to complete a copy of the "Broker Identification and Authorization" form, which may be obtained from Compliance, and submit it to each securities brokerage firm whose confirmations are to be supplied. In addition to the restrictions set forth herein, depending on your position, your manager/supervisor may also give you more specific policies which govern your ability to purchase, sell or otherwise deal in securities. Trades in non-affiliated mutual funds are excluded from this requirement.

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                                                 Effective Date:  March 31, 2004

PROTECTION OF MATERIAL NON PUBLIC INFORMATION Care must be taken so that material and non-public information is secure and not communicated to anyone, except as directed by Compliance during the guidance process. This does not preclude the adviser from providing necessary information to persons providing services to the account, such as brokers, accountants, custodians and fund transfer agents. Please note that affiliated ABN AMRO mutual fund holdings are only to be released subject to the rules of ABN AMRO Investment Fund Services (currently 20 calendar days after month end).

ETHICS COMMITTEE REPORTING A designated Compliance Officer prepares a written report to management and/or legal counsel of any possible violation of the firm's Insider Trading Policy for implementing corrective and/or disciplinary action. This is reported at the quarterly Ethics Committee meetings.

UPDATES ABN AMRO Asset Management 's Insider Trading Policy is reviewed and evaluated on a periodic basis and updated as may be appropriate, and